UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

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March 13, 2008

Dear Fellow Shareholder:

We are writing to you at a critical point in Phoenix’s history to ask for your support for all five of your Board’s nominees that are up for election at this year’s Annual Meeting of Shareholders on May 2. In this letter, we will summarize why this vote is so important. In short, now is not the time to interrupt our progress or jeopardize our business relationships, policyholder interests, and the long-term interest of our shareholders.

A Record of Progress.

Together with the management team, your Board of Directors has built a record of progress since 2003:

•	generating 17 percent compound annual growth in earnings per share;

•	tripling life insurance sales;

•	restoring our life company’s balance sheet; and

•	cutting our expense base.

We continue to build on that record of progress and position our company for future growth. In 2007:

•	we set records in net and operating income, which grew 24 percent and 55 percent, respectively, year-over-year; and

•	we strengthened our important distribution relationship with State Farm while preparing for a spin-off of our Asset Management business, which we announced last month.

These are the latest achievements in a sustained restructuring effort that is gaining momentum – and essential work continues.

This is Not the Time to Interrupt Our Progress.

At this year’s Annual Meeting of Shareholders, a group of hedge funds controlled by Oliver Press Partners, LLC, is seeking to replace three highly experienced, qualified and independent members of our Board of Directors with three of their own nominees. We believe that Oliver Press has not offered any new ideas to create shareholder value that your Board has not already considered. Further, they are creating concern among our key business partners with their calls for “aggressive” steps that appear to reveal a short-term focus and a lack of appreciation for the strength and stability needed to create sustainable value for shareholders and policyholders alike.

Your Board of Directors unanimously recommends that you vote FOR ALL of the Board’s five nominees on the enclosed BLUE proxy card.

Why this Vote is So Important.

•

Oliver Press Offers No New Ideas. Independent members of your Board and members of our management team have met with Oliver Press on a number of occasions and carefully considered their proposals. They have suggested divestiture of the Asset Management business, which was already in process and has since been announced, and studying alternatives for the Closed Block, which we were already reviewing, and continue to review, with outside advisors.

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

•

Concern from Our Key Business Partners and Long-Term Impact on our Business. One of our largest and most important distribution partners – State Farm – has already expressed concern about the disruption caused by the short-term perspective on our business seemingly evident in Oliver Press’s plan. State Farm is also a shareholder and has indicated its intent to vote in favor of the director nominees recommended by your Board. Also, we are concerned that Oliver Press’s plan to take “aggressive” steps may have negative implications for our policyholders, our life insurance business and the long-term interests of our shareholders.

•

Oliver Press’s Calls for More Expense Reductions Focus on the Short Term. Oliver Press has proposed $90 million of additional expense reductions. These cuts would be over and above the $108 million reduction in operating expenses that Phoenix achieved between 2004 and 2006. The proposal also ignores our plan for additional reduction of expenses in 2008. We believe that a reduction of this magnitude is unrealistic and would threaten to disrupt the very foundation of our business – long-term promises to policyholders. This approach may garner headlines, but it is too short-term for running a long-term insurance business.

•

Oliver Press’s Misleading Statements About the Company’s Compensation Structure. Lacking any proposals not previously considered by the Board, Oliver Press has resorted to making misleading statements about Phoenix’s compensation. These include: understating share ownership for members of the Board and management; inflating contractual change in control payments; and mischaracterizing the company’s non-qualified retirement benefit plan, which, historically, extended well beyond executives and covers close to 400 individuals, 65 percent of whom are retired or otherwise no longer with the company.

•

Losing Independent, Experienced and Exceptional Directors. Oliver Press claims their nominees somehow will be more independent than our current independent Board members. Twelve of our thirteen members are already deemed independent under New York Stock Exchange standards for listed companies. These twelve directors meet alone regularly and when called by the lead independent director. Sal H. Alfiero, John E. Haire and Thomas E. Johnson, whom Oliver Press proposes to oust from your Board, are especially valuable independent directors. They have in-depth knowledge of the accounting and regulatory complexities of the financial services industry, as well as strong deal-making experience and some particular expertise in marketing and use of the Internet. All three are well respected by investors and leaders in the industry, and provide valuable insight and perspective to the Board for its shareholders. In addition, through their concurrent service on both The Phoenix Companies and Phoenix Life Insurance Company Boards, they have provided effective oversight and stewardship in safeguarding the long-term interests of policyholders.

The Company Plan is On Track, Delivering Value and Should Not Be Disrupted.

We have made difficult decisions over the past few years that have increased earnings, strengthened our balance sheet, and positioned the company for sustainable growth.

TOTAL OPERATING INCOME PER DILUTED SHARE	DEBT / CAPITAL

Phoenix returned to operating profitability in 2003. Since then, earnings per share have grown at a 17% compound annual rate versus 15% for industry peers.	Debt-to-capital ratio is a key balance sheet metric. Phoenix’s balance sheet has improved meaningfully since 2005 and is stronger than ever after our senior notes matured in February 2008.

We are on sound footing for continued growth in 2008 with priorities centered on:

1.Launching Independent Life & Annuity and Asset Management Businesses.

Our planned spin-off of the Asset Management business will provide greater clarity around the value of our Life & Annuity business and will have a positive financial impact on the company’s return on equity and ratings profile. It also will allow the marketplace to properly value the Asset Management business on its own strengths, including its solid EBITDA (earnings before interest, taxes, depreciation, and amortization).

2.Continuing to Build our Life & Annuity Business.

We see a bright future ahead for Phoenix’s Life & Annuity business, with continued solid income and sales growth, driven by increasing market share in our current businesses and by entering new businesses with high growth potential. We will achieve this by continuing progress on the Board’s strategic plan, which calls for us to develop new and innovative products, expand our distribution reach, and meet increasingly high standards for operational excellence – delivering high-quality products and services, cost-effectively and with speed. Our record demonstrates that we have done this in the past and we are confident we have the foundation in place to continue to achieve these goals.

3.Looking for Opportunities to Unlock Value from the Closed Block.

Phoenix’s Closed Block of participating life policies, established for the benefit of our policyholders at the time of our demutualization, is a large and valuable part of our business. We have and will continue to explore opportunities to strengthen your company and create long-term value by raising capital related to this block. Our approach has been thoughtful and consistent with both protection of the Closed Block policies and value creation for shareholders.

Given the initiatives already underway, we have set growth targets that reflect our confidence in our future. As previously disclosed, we aim to achieve a double-digit compound annual growth rate in operating earnings per share in 2008 – 2010, resulting in a return on equity of 10 percent by 2010.

In sum, electing Oliver Press’s nominees adds no new ideas not already considered by your Board, may negatively impact the business at a critical time for your company, and may derail our progress toward our ambitious goals on your behalf.

Your Board believes that it is in the best interests of the company and all of its shareholders to elect each of the Board’s nominees. We urge you not to sign and return any proxy card or voting instruction card that you may receive from Oliver Press.

In order to ensure that your vote is cast in support of your Board, please vote the BLUE Phoenix Proxy Card ONLY.

We look forward to continuing to hear the views of our shareholders and, in turn, to communicate our strong progress. Thank you for your continued support of our company.

On Behalf of the Board of Directors,

Dona D. Young	Peter C. Browning
Chairman, President and Chief Executive Officer	Lead Director and Chair, Executive Committee

Sign, date and return the BLUE proxy card today.

Important!

Regardless of how many shares you own, your vote is very important. Please sign, date and mail the enclosed BLUE proxy card. You may also vote via the Internet or by telephone by following the voting instructions on the BLUE proxy card.

Please vote each BLUE proxy card you receive since each account must be voted separately. Only your latest dated proxy counts.

We urge you NOT to sign any White proxy card sent to you by Oliver Press.

Even if you have sent a White proxy card to Oliver Press, you have every right to change your vote. You may revoke that proxy, and vote as recommended by management by signing, dating and mailing the enclosed BLUE proxy card in the enclosed envelope.

If you have any questions on how to vote your shares, please call our proxy solicitor:

MORROW & CO. at (800) 414-4313.

IMPORTANT INFORMATION REGARDING THE SOLICITATION AND

PARTICIPANTS THEREIN

In connection with its 2008 Annual Meeting, The Phoenix Companies, Inc. has filed a definitive proxy statement, BLUE proxy card and other materials with the U.S. Securities and Exchange Commission. The Phoenix Companies, Inc. and its directors and executive officers may be deemed to be participants in the solicitation of proxies from its shareholders in connection with our upcoming annual meeting and the notice we received from one of our shareholders. Information regarding the special interests of the directors and executive officers in the proposals that are the subject of the meeting is included in the proxy statement that we have filed.

The Phoenix Companies, Inc.’s shareholders are strongly advised to read the proxy statement filed in connection with the annual meeting carefully before making any voting or investment decision, as it contains important information. Shareholders are able to obtain this proxy statement, any amendments or supplements to the proxy statement, along with the annual, quarterly and special reports we file, for free at the Web site maintained by the Securities and Exchange Commission at www.sec.gov or at our Web site at www.phoenixwm.com, in the Investor Relations section. In addition, copies of the proxy materials may be requested by contacting our proxy solicitor, Morrow & Co., LLC, toll-free at (800) 414-4313. Banks and Brokers may call collect at (203) 658-9400.

FORWARD-LOOKING STATEMENTS

The discussion in this filing may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We intend for these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management’s beliefs about our future strategies, operations and financial results, as well as other statements including, but not limited to, words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “should” and other similar expressions. Forward-looking statements are made based upon management’s current expectations and beliefs concerning trends and future developments and their potential effects on us. They are not guarantees of future performance. Actual results may differ materially from those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general market and business conditions, interest rates and the debt and equity markets; (ii) the possibility that mortality rates, persistency rates or funding levels may differ significantly from our pricing expectations; (iii) the availability, pricing and terms of reinsurance coverage generally and the inability or unwillingness of our reinsurers to meet their obligations to us specifically; (iv) our dependence on non-affiliated distributors for our product sales, (v) downgrades in our debt or financial strength ratings; (vi) our dependence on third parties to maintain critical business and administrative functions; (vii) the ability of independent trustees of our mutual funds and closed-end funds, intermediary program sponsors, managed account clients and institutional asset management clients to terminate their relationships with us; (viii) our ability to attract and retain key personnel in a competitive environment; (ix) the poor relative investment performance of some of our asset management strategies and the resulting outflows in our assets under management; (x) the possibility that the goodwill or intangible assets associated with our asset management business could become impaired, requiring a charge to earnings; (xi) the strong competition we face in our business from mutual fund companies, banks, asset management firms and other insurance companies; (xii) our reliance, as a holding company, on dividends and other payments from our subsidiaries to meet our financial obligations and pay future dividends, particularly since our insurance subsidiaries’ ability to pay dividends is subject to regulatory restrictions; (xiii) the potential need to fund deficiencies in our Closed Block; (xiv) tax developments that may affect us directly, or indirectly through the cost of, the demand for or profitability of our products or services; (xv) other legislative or regulatory developments; (xvi) legal or regulatory actions; (xvii) changes in accounting standards; (xviii) the potential effects of the spin-off of our asset management subsidiary on our expense levels, liquidity and third-party relationships; and (xix) other risks and uncertainties described herein or in any of our filings with the SEC. We undertake no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.